Exhibit 99.1

QUESTAR NET INCOME UP 80% IN THIRD QUARTER 2008

Company Raises 2008 Net Income Estimate and Provides Initial 2009 Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income grew 80% in the third quarter of 2008 to $204.2 million, or $1.16 per diluted share, compared to $113.3 million, or $0.64 per diluted share, for the third quarter of 2007. For the first nine months of 2008, Questar net income was $562.6 million, or $3.19 per diluted share, compared to $376.6 million, or $2.14 per diluted share, for the 2007 period, a 49% increase.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended September 30,			9 Months Ended September 30,
	2008	2007	Change	2008	2007	Change
Market Resources
Questar E&P	$146.8	$76.4	92%	$360.1	$220.3	63%
Wexpro	20.4	14.8	38	55.4	43.4	28
Gas Management	24.5	13.3	84	64.7	40.6	59
Energy Trading and other	5.9	4.2	40	18.8	16.0	18
Market Resources Total	197.6	108.7	82	499.0	320.3	56

Questar Pipeline	15.4	12.0	28	44.0	33.2	33
Questar Gas	(8.8)	(8.5)	(4)	19.8	19.5	2
Corporate		1.1		(0.2)	3.6
QUESTAR CORPORATION TOTAL	$204.2	$113.3	80%	$562.6	$376.6	49%

Earnings per diluted share	$1.16	$0.64		$3.19	$2.14
Average diluted shares	176.1	175.9		176.2	175.8

“All Questar business units posted record net income in the first nine months of 2008,” said Keith O. Rattie, Questar Chairman, President and CEO. “Questar E&P grew natural gas and oil-equivalent production 20% in the period, driven by a 32% increase in Midcontinent production.”

 Third Quarter 2008 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 34% to 45.3 billion cubic feet of natural gas equivalent (Bcfe) compared to 33.9 Bcfe for the 2007 period. Natural gas comprised 89% of reported production volumes.

•

Average realized natural gas prices at Questar E&P increased $1.17 per thousand cubic feet (Mcf), or 18%, and average realized crude oil and NGL prices increased $32.39 per barrel (bbl), or 59%. Natural gas hedges increased reported revenues by $24.5 million, while oil hedges decreased revenues by $13.9 million.

•

Net mark-to-market losses on natural gas basis-only hedges decreased net income $14.0 million in the 2008 quarter compared to a gain of $5.6 million in the year-earlier period.

•

Sales of non-core assets at Questar E&P increased net income $36.5 million in the 2008 quarter compared to a loss of $0.2 million in the year-earlier period.

•

Wexpro grew its investment base 32% to $374.9 million at September 30, 2008. Wexpro produced 12.2 Bcf of cost-of-service gas for delivery to affiliate Questar Gas compared to 7.3 Bcf in the 2007 quarter.

•

Gas Management net income grew 84%, driven by higher gathering and processing margins. Net processing revenues increased 69% to $26.5 million due to a 71% increase in fee-based processing volumes and higher keep-whole processing margins.

•

Energy Trading net income increased 40% to $5.9 million as a result of increased marketing margins caused by wider regional natural gas basis differentials and increased overall commodity-price volatility compared to the 2007 period. The marketing margin totaled $9.2 million compared to $6.5 million in the year-ago period.

•

Questar Pipeline grew net income to $15.4 million, a 28% increase over the prior-year period. The increase was driven by higher transportation revenues from expansion projects completed in the fourth-quarter of 2007 and increased NGL revenues.

•

Questar Gas seasonal loss was $8.8 million, slightly greater than a year ago. A higher gross margin was offset by higher operating, maintenance and interest expenses in the quarter.

•

Questar earned an 18.1% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended September 30, 2008. Market Resources ROA was 22.1%; Questar Pipeline ROA was 10.2%; and Questar Gas ROA was 7.7%.

Questar Raises 2008 EPS Estimate and Provides Initial 2009 Guidance

Questar now expects full-year 2008 net income to range from $3.70 to $3.80 per diluted share compared to previous guidance of $3.50 to $3.60 per diluted share. The company’s revised guidance now assumes that the NYMEX/Rockies basis differential will range from $2.00 to $3.00 per MMBtu for the remainder of 2008, compared to $3.50 to $4.50 per MMBtu assumed in previous guidance. The guidance assumes the NYMEX natural gas price will range from $6.00 to $7.00 per MMBtu for currently unhedged 2008 production for the rest of the year, and the prompt-month NYMEX crude oil price will range from $70.00 to $80.00 per bbl for unhedged volumes.

Questar also provided initial 2009 net income and production estimates. The company estimates that 2009 net income could range from $3.05 to $3.25 per diluted share. This guidance assumes that the average 2009 NYMEX natural gas price will range between $6.50 to $7.50 per MMBtu for currently unhedged production and that the average 2009 prompt-month NYMEX crude oil price will range between $70.00 to $80.00 per bbl for unhedged volumes. The company also estimates Questar E&P 2009 production will range from 185 to 193 Bcfe, representing growth of approximately 10 to 15% from projected 2008 production volumes. Questar anticipates a capital investment program of $1.5 to $1.6 billion. The company believes it has sufficient liquidity to support its operating and capital investment plans through 2009. The company currently has $475 million of undrawn debt capacity on subsidiary Market Resources $800 million revolving credit facility. In addition, the company has $365 million of committed commercial paper credit lines with eight commercial banks.

The company’s guidance assumes hedges in place on the date of this release and excludes mark-to-market gains and losses on basis-only swaps and one-time items such as gains and losses on sale of assets. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2008	2008	2009
	Current	Previous	Initial Outlook
Earnings per diluted share	$3.70-$3.80	$3.50-$3.60	$3.05-$3.25
Average diluted shares (millions)	177.0	177.1	177.3
Questar E&P production – Bcfe	167-169	166-169	185-193
Pinedale well completions	78-80	73-78	93-95
NYMEX gas price per MMBtu(a)	$6.00-$7.00	$10.00-$11.00	$6.50-$7.50
NYMEX crude oil price per bbl(a)	$70.00-$80.00	$120.00-$130.00	$70.00-$80.00
NYMEX/Rockies basis differential per MMBtu(a)	$3.00-$2.00	$4.50-$3.50	$3.50-$2.00
NYMEX/Midcontinent basis differential per MMBtu(a)	$3.00-$2.00	$3.00-$2.00	$2.00-$1.00

(a)For unhedged volumes for the remainder of 2008 and 2009

•

Questar E&P has hedged about 82% of forecast natural gas and oil-equivalent production for the remainder of 2008 with fixed-price swaps. Additionally, the company has hedged about 2% of forecast remainder of 2008 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2008 would result in about a $0.01 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2008 would result in about a $0.01 change in earnings per diluted share.

Questar E&P Net Income Increases 92% in Third Quarter, 63% for First Nine Months of 2008

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 45.3 Bcfe in the third quarter of 2008 compared to 33.9 Bcfe in the 2007 period, a 34% increase. Higher realized natural gas, crude oil and NGL prices and growing production in the quarter more than offset a 12% increase in average production costs. Increased production costs were driven by higher production tax and interest expense. Net mark-to-market losses on natural gas basis-only swaps decreased net income $14.0 million in the 2008 quarter compared to a $5.6 million gain in the 2007 quarter. Sales of non-core assets increased net income $36.5 million in the 2008 quarter compared to a $0.2 million loss in the 2007 quarter. For the first nine months of 2008, Questar E&P net income rose 63% to $360.1 million compared to $220.3 million a year earlier, driven by a 20% increase in production, higher realized prices and gains on asset sales.

Questar E&P – Production by Region

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2008	2007	Change	2008	2007	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	15.4	11.4	35%	41.2	35.0	18%
Uinta Basin	6.9	6.1	13	19.7	18.7	5
Rockies Legacy	5.1	3.8	34	15.0	13.2	14
Subtotal – Rocky Mountains	27.4	21.3	29	75.9	66.9	13
Midcontinent	17.9	12.6	42	49.5	37.4	32
Total Questar E&P	45.3	33.9	34%	125.4	104.3	20%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2008	2007	Change	2008	2007	Change

Realized natural gas price ($ per Mcf)	$7.64	$6.47	18%	$7.50	$6.42	17%
Natural gas hedging impact ($ per Mcf)	0.61	2.88		(0.12)	1.92

Realized oil and NGL price ($ per bbl)	$87.34	$54.95	59%	$80.41	$51.51	56%
Oil and NGL hedging impact ($ per bbl)	(17.13)	(6.91)		(15.43)	(2.78)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	($22.5)	$9.0		$7.5	$14.2
After-tax	($14.0)	$5.6		$4.6	$8.9

Questar may enter into derivative transactions on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 12% compared to the 2007 third quarter due primarily to increased production taxes and higher allocated interest expense.

Questar E&P – Production Costs

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	(per Mcfe)			(per Mcfe)
	2008	2007	Change	2008	2007	Change
Depreciation, depletion and amortization	$1.86	$1.75	6%	$1.86	$1.72	8%
Lease operating expense	0.71	0.66	8	0.72	0.62	16
General and administrative expense	0.25	0.44	(43)	0.33	0.41	(20)
Allocated interest expense	0.35	0.18	94	0.34	0.18	89
Production taxes	0.62	0.35	77	0.69	0.41	68
Production costs	$3.79	$3.38	12%	$3.94	$3.34	18%

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment. The DD&A rate also increased due to the ongoing depletion of older, lower-cost reserves and the increasing component of Questar E&P production derived from recently acquired, higher-cost fields in the Midcontinent.

•

Lease operating expense per Mcfe increased due to higher costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe decreased as the result of increased production and lower expenses primarily due to reduced legal costs.

•

Allocated interest expense per unit of production increased primarily due to financing costs related to the first quarter 2008 acquisition of natural gas development properties in northwest Louisiana.

•

Production taxes per Mcfe were higher due to higher natural gas and oil sales prices in the 2008 period. Production taxes are based on a percentage of sales prices, before the impact of hedges.

Wexpro Net Income Up 38% in Third Quarter, 28% for First Nine Months of 2008

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for affiliate Questar Gas – reported net income of $20.4 million compared to $14.8 million in the prior-year period, a 38% increase. Wexpro results benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at September 30, 2008, was $374.9 million compared to $284.6 million a year ago, a 32% increase. For the first nine months of 2008, Wexpro net income was $55.4 million compared to $43.4 million for the prior-year period, a 28% increase, primarily due to a higher investment base.

Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Up 84% in Third Quarter, 59% for the First Nine Months of 2008

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported net income of $24.5 million compared to $13.3 million in the prior-year period, an 84% increase, driven by higher gathering and processing margins. Net processing revenues increased 69% to $26.5 million due to increased processing volumes and a higher frac spread. Gas Management grew fee-based gas-processing volumes 71% in the third quarter to 57.5 million MMBtu. Fee-based gas-processing revenues grew 66% compared to the year-ago quarter, while the frac-spread for keep-whole processing increased 68% or $7.4 million. Approximately 73% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts compared to 74% in the 2007 period. For the first nine months of 2008, Gas Management net income increased 59% to $64.7 million compared to $40.6 million in the 2007 period, driven by higher gathering and processing margins.

Questar Pipeline Net Income Up 28% in Third Quarter, 33% for First Nine Months of 2008

Questar Pipeline – which provides interstate natural gas transportation and storage services – reported net income of $15.4 million compared to $12.0 million in the prior-year period, a 28% increase, primarily from system expansions placed in service late in 2007 and increased NGL revenues. Revenues increased $11.0 million or 22%, driven by higher transportation and NGL revenues, while operating and maintenance expense increased $2.8 million due to additional operating costs for new transportation facilities. Operating, maintenance, general and administrative expenses totaled $0.09 per decatherm transported, down from $0.14 in the year-earlier quarter, the net result of a 71% increase in transportation volumes and a 13% increase in these expenses.

Questar Pipeline net income rose to $44.0 million in the first nine months of 2008 compared to $33.2 million in the year-ago period, primarily from system expansions placed in service late in 2007. One-time items combined to reduce 2008 net income by $2.1 million. A $6.8 million after-tax loss on the impairment of investment in an underground gas storage project was partially offset by a $2.4 million after-tax gain on the sale of a non-core asset and a $2.3 million after-tax gain on the collection of a note receivable.

Questar Gas Seasonal Net Loss of $8.8 Million in Third Quarter, Net Income Up 2% for First Nine Months of 2008

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported an $8.8 million net loss in the quarter, a $0.3 million increase in its seasonal net loss compared to the year-ago period. The increased loss was driven by higher operating and maintenance expenses, (primarily bad debt costs) and interest expense, partially offset by higher gross margin from new customers. An annualized increase in Utah general rates of $12.0 million went into effect in August 2008.

Questar Gas net income was $19.8 million in the first nine months of 2008, 2% higher than the year-earlier period, primarily as a result of customer growth. Operating, maintenance, general and administrative expenses totaled $103 per customer in the first nine months of 2008 compared to $102 per customer in the 2007 period. At September 30, 2008, Questar Gas served 880,059 customers, up 19,023 or 2.2% from September 30, 2007.

Third Quarter 2008 Earnings Teleconference

Questar management will discuss third quarter 2008 results and the outlook for the remainder of 2008 in a conference call with investors Thursday, October 30, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $6.6 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – October 29, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2008
Fourth quarter	20.5	13.2	33.7	$7.05	$8.32	$7.55

2009
First half	34.5	29.5	64.0	$7.24	$8.12	$7.65
Second half	35.0	30.0	65.0	7.24	8.12	7.65
12 months	69.5	59.5	129.0	7.24	8.12	7.65

2010
First half	6.7	26.2	32.9	$6.88	$8.09	$7.84
Second half	6.8	26.6	33.4	6.88	8.09	7.84
12 months	13.5	52.8	66.3	6.88	8.09	7.84

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2008
Fourth quarter	0.9		0.9	$1.83		$1.83

2009
First half	9.3	3.3	12.6	$2.94	$1.22	$2.49
Second half	9.4	3.4	12.8	2.94	1.22	2.49
12 months	18.7	6.7	25.4	2.94	1.22	2.49

2010
First half	30.2	6.6	36.8	$3.39	$0.95	$2.95
Second half	30.7	6.8	37.5	3.39	0.95	2.95
12 months	60.9	13.4	74.3	3.39	0.95	2.95

2011
First half	45.3	6.9	52.2	$2.29	$0.79	$2.09
Second half	46.1	6.9	53.0	2.29	0.79	2.09
12 months	91.4	13.8	105.2	2.29	0.79	2.09

Hedge Positions – October 29, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well

2008
Fourth quarter	212	110	322	$67.39	$70.77	$68.55

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.95
12 months	438	292	730	60.55	66.55	62.95

# # #

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2008	2007	2008	2007
		Restated		Restated
	(in millions, except per share amounts)
REVENUES
Market Resources (1)	$601.0	$384.6	$1,789.6	$1,248.2
Questar Pipeline	43.8	31.9	131.8	94.0
Questar Gas	115.2	92.7	664.9	640.9
Total Revenues (1)	760.0	509.2	2,586.3	1,983.1

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately) (1)	131.2	101.0	761.8	658.1
Operating and maintenance	94.6	71.5	276.4	221.9
General and administrative	32.6	39.6	116.6	118.9
Production and other taxes	47.6	21.2	137.7	78.2
Depreciation, depletion and amortization	126.0	89.7	351.9	273.4
Exploration	7.4	1.6	14.7	6.7
Abandonment and impairment	4.1	2.3	20.9	6.4
Total Operating Expenses (1)	443.5	326.9	1,680.0	1,363.6
Net gain (loss) from asset sales	59.0	(0.2)	62.4	0.3
Operating Income	375.5	182.1	968.7	619.8
Interest and other income	6.7	3.7	17.0	9.6
Minority interest	(2.4)		(6.9)
Income from unconsolidated affiliates	0.9	2.4	1.3	6.8
Net mark-to-market gain (loss) on basis-only swaps	(22.5)	9.0	7.5	14.2
Interest expense	(32.8)	(17.3)	(90.9)	(53.0)
Income Before Income Taxes	325.4	179.9	896.7	597.4
Income taxes	121.2	66.6	334.1	220.8
Net Income	$204.2	$113.3	$562.6	$376.6

EARNINGS PER COMMON SHARE
Basic	$1.18	$0.66	$3.26	$2.19
Diluted	1.16	0.64	3.19	2.14
Weighted-Average Common Shares Outstanding
Basic	172.9	172.2	172.7	171.9
Diluted	176.1	175.9	176.2	175.8
Dividends Per Common Share	$0.1225	$0.1225	$0.3675	$0.3625

(1) Disclosures with respect to operations by line of business have been restated to correct for errors related to intercompany elimination of natural gas and crude oil sales between Questar E&P and Energy Trading. The restatement did not impact net income, operating income, the Condensed Consolidated Balance Sheets or the Condensed Consolidated Statement of Cash Flows

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2008	2007	2008	2007
		Restated		Restated
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$381.0	$233.2	$1,030.1	$702.0
Wexpro	12.0	6.0	28.8	17.4
Gas Management	73.8	44.4	209.1	137.8
Energy Trading and other (1)	134.2	101.0	521.6	391.0
Market Resources (1)	601.0	384.6	1,789.6	1,248.2
Questar Pipeline	43.8	31.9	131.8	94.0
Questar Gas	115.2	92.7	664.9	640.9
Total (1)	$760.0	$509.2	$2,586.3	$1,983.1

Revenues from Affiliated Companies
Wexpro	$54.7	$35.6	$153.4	$118.4
Gas Management	6.1	3.7	17.4	12.1
Energy Trading and other (1)	229.2	99.4	713.3	343.6
Market Resources (1)	290.0	138.7	884.1	474.1
Questar Pipeline	18.2	19.1	56.4	59.0
Questar Gas	1.8	1.2	6.1	4.4
Total (1)	$310.0	$159.0	$946.6	$537.5

Operating Income (Loss)
Questar E&P	$272.4	$120.0	$611.2	$357.0
Wexpro	29.7	22.4	83.3	66.3
Gas Management	42.6	20.2	113.5	61.8
Energy Trading and other	8.9	5.1	28.2	21.2
Market Resources	353.6	167.7	836.2	506.3
Questar Pipeline	31.6	24.2	87.7	69.4
Questar Gas	(9.7)	(9.7)	44.8	43.1
Corporate		(0.1)		1.0
Total	$375.5	$182.1	$968.7	$619.8

Net Income (Loss)
Questar E&P	$146.8	$76.4	$360.1	$220.3
Wexpro	20.4	14.8	55.4	43.4
Gas Management	24.5	13.3	64.7	40.6
Energy Trading and other	5.9	4.2	18.8	16.0
Market Resources	197.6	108.7	499.0	320.3
Questar Pipeline	15.4	12.0	44.0	33.2
Questar Gas	(8.8)	(8.5)	19.8	19.5
Corporate		1.1	(0.2)	3.6
Total	$204.2	$113.3	$562.6	$376.6

(1) Disclosures with respect to operations by line of business have been restated to correct for errors related to intercompany elimination of natural gas and crude oil sales between Questar E&P and Energy Trading. The restatement did not impact net income, operating income, the Condensed Consolidated Balance Sheets or the Condensed Consolidated Statement of Cash Flows

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,
	2008	2007	2008	2007
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	40.4	29.2	111.0	91.0
Oil and natural gas liquids (MMbbl)	0.8	0.8	2.4	2.2
Total production (Bcfe)	45.3	33.9	125.4	104.3
Average daily production (MMcfe)	492.1	368.6	457.6	382.2
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$7.64	$6.47	$7.50	$6.42
Oil and NGL (per bbl)	$87.34	$54.95	$80.41	$51.51
Wexpro investment base at Sept. 30, net of
depreciation and deferred income taxes (millions)	$374.9	$284.6
Natural gas processing volumes
NGL sales (MMgal)	19.7	16.5	65.9	54.5
NGL sales price (per gal)	$1.53	$1.00	$1.38	$0.94
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	27.9	14.2	70.3	34.9
For affiliated customers	29.6	19.5	80.6	62.8
Total fee-based processing volumes	57.5	33.7	150.9	97.7
Fee-based processing (per MMBtu)	$0.14	$0.14	$0.14	$0.15
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	57.6	43.1	163.6	127.0
For affiliated customers	46.4	28.3	121.7	97.2
Total gathering	104.0	71.4	285.3	224.2
Gathering revenue (per MMBtu) (1)	$0.31	$0.32	$0.31	$0.31
Natural gas and oil marketing volumes (MMdthe)	47.0	49.3	146.0	150.2
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	167.4	90.8	454.9	251.7
For Questar Gas	15.1	14.2	88.4	81.7
For other affiliated customers	2.8	3.3	5.2	11.9
Total transportation	185.3	108.3	548.5	345.3
Transportation revenue (per dth)	$0.23	$0.29	$0.24	$0.27
Firm-daily transportation demand at Sept. 30, (Mdth)	3,150	2,247
Natural gas processing
NGL sales (MMgal)	2.4	2.2	6.4	6.1
NGL sales price (per gal)	$2.21	$1.22	$1.98	$1.11
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	9.3	9.1	78.4	70.1
Industrial	0.4	0.3	1.3	1.1
Transportation for industrial customers	16.4	14.0	45.8	34.9
Total industrial	16.8	14.3	47.1	36.0
Total deliveries	26.1	23.4	125.5	106.1
Natural gas revenue (per dth)
Residential and commercial sales	$10.18	$8.83	$7.82	$8.57
Industrial	7.59	6.03	7.01	6.28
Transportation for industrial customers	$0.14	$0.17	$0.15	$0.20
Temperatures - colder (warmer) than normal	(49%)	6%	14%	normal
Temperature-adjusted usage per customer (dth)	8.3	7.8	73.9	73.2
Customers at Sept. 30, (thousands)	880.1	861.0
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Dec. 31,
	2008	2007
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$14.2
Accounts receivable, net	$307.1	417.8
Fair value of derivative contracts	233.5	78.1
Inventories	198.7	115.0
Prepaid expenses and other	53.9	33.8
Purchased-gas adjustment	3.0
Total Current Assets	796.2	658.9
Property, Plant and Equipment	9,670.4	7,741.9
Accumulated depreciation, depletion and amortization	(2,942.0)	(2,643.3)
Net Property, Plant and Equipment	6,728.4	5,098.6
Investment in unconsolidated affiliates	40.5	52.8
Goodwill	70.0	70.7
Fair value of derivative contracts	60.1	7.8
Other noncurrent assets, net	66.9	55.4
Total Assets	$7,762.1	$5,944.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$14.2
Short-term debt	55.0	$260.6
Accounts payable and accrued expenses	578.7	564.5
Fair value of derivative contracts	10.2	9.3
Purchased-gas adjustment		58.1
Deferred income taxes - current	61.0	4.9
Current portion of long-term debt	58.3	101.3
Total Current Liabilities	777.4	998.7
Long-term debt, less current portion	1,995.9	1,021.2
Deferred income taxes	1,276.9	942.4
Fair value of derivative contracts	10.4	22.1
Other long-term liabilities	446.7	381.9
Minority interest	30.3
Common Shareholders' Equity	3,224.5	2,577.9
Total Liabilities and Common Shareholders' Equity	$7,762.1	$5,944.2

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended Sept. 30,
	2008	2007
	(in millions)
OPERATING ACTIVITIES
Net income	$562.6	$376.6
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	357.6	278.4
Deferred income taxes	297.3	138.2
Share-based compensation	12.6	9.5
Abandonment and impairment	20.9	6.4
Dry exploratory well expense	2.3	(0.2)
Net (gain) from asset sales	(62.4)	(0.3)
Minority interest	6.9
(Income) from unconsolidated affiliates	(1.3)	(6.8)
Distributions from unconsolidated affiliates	0.4	7.3
Net mark-to-market (gain) on basis-only swaps	(7.5)	(14.2)
Changes in operating assets and liabilities	(53.9)	53.4
Net Cash Provided From Operating Activities	1,135.5	848.3

INVESTING ACTIVITIES
Capital expenditures	(1,940.5)	(996.5)
Cash used in disposition of assets	(3.3)	(1.1)
Proceeds from disposition of assets	127.5	6.9
Net Cash Used In Investing Activities	(1,816.3)	(990.7)

FINANCING ACTIVITIES
Common stock	(9.5)	(2.4)
Long-term debt issued, net of issuance costs	1,616.6
Long-term debt repaid	(693.0)
Change in short-term debt	(205.6)	150.5
Checks outstanding in excess of cash balances	14.2	22.2
Distribution to minority interest	(6.3)
Excess tax benefits from share-based compensation	12.9	10.0
Dividends paid	(63.7)	(62.5)
Other	1.0
Net Cash Provided From Financing Activities	666.6	117.8

Change in cash and cash equivalents	(14.2)	(24.6)
Beginning cash and cash equivalents	14.2	24.6
Ending Cash and Cash Equivalents	$ -	$ -